                                  SCHEDULE 14A
                                 (Rule 14a-101)

                   INFORMATION REQUIRED IN THE PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/ /  Preliminary Proxy Statement     / / Confidential, For Use of the Commission
/X/  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                 TV FILME, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
     (2)  Aggregate number of securities to which transaction applies:
          N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4)  Proposed  maximum  aggregate value of transaction:
          N/A
     (5)  Total fee paid:
          N/A
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid: N/A

         (2)  Form, Schedule or Registration Statement no.:  N/A

         (3)  Filing Party:  N/A

         (4)  Date Filed:  N/A

[TV FILME LOGO]





                                                                 August 24, 1998



Dear Fellow Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of TV Filme, Inc., which will be held on Thursday, October 1, 1998, in the Cook Meeting Room at Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m., local time. Doors to the meeting will open at 9:45 a.m.

         The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

         Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

         Thank you for your support of our Company.

                                   Sincerely,

                                   /s/ Hermano Studart Lins de Albuquerque


                                   Hermano Studart Lins de Albuquerque
                                   CHIEF EXECUTIVE OFFICER

                                 TV FILME, INC.
                               SCS, QUADRA 07-BL.A
                          ED. EXECUTIVE TOWER, SALA 601
                            70.300-911 BRASILIA - DF
                                     BRAZIL


                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 1, 1998

                  --------------------------------------------



To the Stockholders of TV Filme, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of TV Filme, Inc., a Delaware corporation (the "Company"), will be held on Thursday, October 1, 1998, in the Cook Meeting Room at Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m., local time, for the following purposes:

          1. To elect three Class II directors to hold office until the 2001 Annual Meeting of Stockholders;

          2. To approve an amendment to the Company's Stock Option Plan to increase the number of shares of the Company's Common Stock available for future grants;

          3. To ratify the appointment of Ernst & Young Auditores Independentes S.C. as independent auditors for the Company for fiscal year 1998; and

          4. To transact such other business as may properly be presented at the 1998 Annual Meeting and at any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on August 17, 1998, as the record date for the purpose of determining stockholders who are entitled to notice of and to vote at the 1998 Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178 for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                        By Order of the Board of Directors,

                                        /s/ Hermano Studart Lins de Albuquerque


                                        Hermano Studart Lins de Albuquerque
                                        SECRETARY

August 24, 1998

                                 TV FILME, INC.
                               SCS, QUADRA 07-BL.A
                          ED. EXECUTIVE TOWER, SALA 601
                            70.300-911 BRASILIA - DF
                                     BRAZIL


                  --------------------------------------------

                                 PROXY STATEMENT

                  --------------------------------------------


         This Proxy  Statement is being  furnished to  stockholders of TV Filme,
Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Thursday, October 1, 1998, in the Cook Meeting Room at Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

         Only holders of record of Common Stock as of the close of business on August 17, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 10,812,096 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE THREE NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS, "FOR" THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AUDITORES INDEPENDENTES S.C. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1998 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         The Proxy Statement and the accompanying proxy card are being mailed to Company stockholders on or about August 26, 1998.

         Any holder of Common Stock giving a proxy in the form accompanying the Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows:
Corporate Secretary, TV Filme, Inc., c/o James P. Prenetta, Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178.

         A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the other matters to be acted upon at the Annual Meeting. Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" (votes withheld by brokers in the absence of instructions from street-name holders) are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of the shares is present at a meeting.

         The Company's principal executive offices are located at SCS, Quadra 07-Bl.A, Ed. Executive Tower, Sala 601, 70.300-911 Brasilia - DF Brazil. The telephone number of the Company at such office is 011-55-61-314-9908.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board, is seven. The Board consists of three classes: Class I, Class II and Class III, as nearly equal in number as possible. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired, or otherwise left office. In accordance with the Company's Certificate of Incorporation, Class II directors are to be elected at the Annual Meeting, Class III directors are to be elected at the 1999 Annual Meeting of Stockholders and Class I directors are to be elected at the 2000 Annual Meeting of Stockholders.

         At the Annual Meeting, three Class II directors are to be elected to the Board, each to serve until the Annual Meeting of Stockholders to be held in 2001. The nominees for election at the Annual Meeting are Carlos Andre Studart Lins de Albuquerque, Douglas M. Karp and Douglas Duran. Each nominee is presently a director of the Company. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve as a director.

         The following table sets forth the name and age (as of the date of the Annual Meeting) of the directors, the class to which each director has been nominated for election or elected, their principal occupations at present, the positions and offices, if any, held by each director with the Company in addition to the position as a director, and the period during which each has served as a director of the Company.

                                                                                                       SERVED AS
                                                                                                        DIRECTOR
NAME                                             AGE    PRINCIPAL OCCUPATION -- POSITION HELD           SINCE
----                                             ---    -------------------------------------           ----------

CLASS I - 2000
Hermano Studart Lins de
    Albuquerque.............................     35     Chief Executive Officer and Secretary             1996
Gary D. Nusbaum.............................     32     Managing Director of E.M. Warburg, Pincus &       1996*
                                                        Co., LLC

                                                                                                       SERVED AS
                                                                                                        DIRECTOR
NAME                                             AGE    PRINCIPAL OCCUPATION -- POSITION HELD           SINCE
----                                             ---    -------------------------------------           ----------

CLASS II - 1998
Carlos Andre Studart Lins
    de Albuquerque..........................     34     President and Chief Operating Officer             1996
Douglas M. Karp.............................     43     Managing Director of E.M. Warburg, Pincus &       1996
                                                        Co., LLC
Douglas Duran...............................     45     Chief Financial Officer of Tevecap S.A.           1998

CLASS III - 1999
Alvaro J. Aguirre...........................     32     Chief Financial Officer                           1996
Jose Augusto Pinto Moreira..................     55     Executive Vice President of Finance and           1996
                                                        Administration of Abril S.A.

-----------------

* See biographical description below.


         CLASS I DIRECTORS

         HERMANO STUDART LINS DE ALBUQUERQUE, one of the co-founders of the Company, has served as Chief Executive Officer, Secretary and a director of the Company since its incorporation. Mr. Lins received a Master's degree in Artificial Intelligence from the University of Sussex, England and a Bachelor of Science degree in Electronic Engineering from the University of Brasilia. Mr. Lins was a member of the MMDS Regulation Commission, a Brazilian government advisory board and is a member of the Technical Advisory Board for National Satellite Publishing Inc. Mr. Lins is the brother of Mr. Carlos Andre Studart Lins de Albuquerque.

         GARY D. NUSBAUM has served as a director of the Company since July 1998. Mr. Nusbaum also served as a director of the Company from its incorporation to March 1997 and as Vice President of the Company from its incorporation to December 1996. Mr. Nusbaum has been a Managing Director of E.M. Warburg, Pincus & Co., LLC since January 1997. Mr. Nusbaum was a Vice President of Warburg, Pincus Ventures, Inc. from January 1995 to January 1997 and was an associate at Warburg, Pincus Ventures, Inc. from September 1989 to December 1994. Mr. Nusbaum is a director of Paging Network do Brasil S.A. and several privately held companies.

         CLASS II DIRECTORS

         CARLOS ANDRE STUDART LINS DE ALBUQUERQUE, one of the co-founders of the Company, has served as President, Chief Operating Officer and a director of the Company since its incorporation. Mr. Lins also served as Treasurer of the Company from its incorporation until July 1997. Mr. Lins received a Bachelor of Science degree in Physics from the University of Brasilia and a Bachelor of Science degree in Mathematics from the University of Ceub. Mr. Lins is the brother of Mr. Hermano Studart Lins de Albuquerque.

         DOUGLAS M. KARP has served as Chairman of the Board of the Company since its incorporation. Mr. Karp has been a Managing Director of E.M. Warburg, Pincus & Co., LLC (or its predecessor, E.M. Warburg, Pincus & Co., Inc.) since May 1991. Prior to joining E.M. Warburg, Pincus & Co., LLC, Mr. Karp held several positions with Salomon Inc, including Managing Director from January 1990 to May 1991, Director from January 1989 to December 1989 and Vice President from October 1986 to December 1988. Mr. Karp is a director of Journal Register Company, Qwest Communications International, Inc., Golden Books Family
Entertainment, Inc., Primus Telecommunications Group, Incorporated, Paging Network do Brasil S.A. and several privately held companies.

         DOUGLAS DURAN has served as a director of the Company since August 1998. Mr. Duran has been the Chief Financial Officer of Tevecap S.A. since 1994 and served as TVA Related Companies' Director of Tevecap S.A. from October 1991 to 1994. Prior to joining Tevecap S.A., Mr. Duran was employed by Abril S.A. for more than 20 years, most recently as its Treasury Director.

         CLASS III DIRECTORS

         ALVARO J. AGUIRRE has served as Chief Financial Officer and a director of the Company since June 1996. Prior to joining the Company, Mr. Aguirre was a member of the Latin America Corporate Finance Group of Morgan Stanley & Co., Incorporated from 1994 to 1996 and a securities lawyer at the law firm of Sullivan & Cromwell from 1991 to 1994. See "Executive Compensation - Employment Agreements."

         JOSE AUGUSTO PINTO MOREIRA has served as a director of the Company since its incorporation. Mr. Moreira has been the Executive Vice President of Finance and Administration of Abril S.A. since 1982. Mr. Moreira is a director of several privately held companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF CARLOS ANDRE STUDART LINS DE ALBUQUERQUE, DOUGLAS M. KARP AND DOUGLAS DURAN AS CLASS II DIRECTORS.


                    GENERAL INFORMATION RELATING TO THE BOARD

THE BOARD

          The business and affairs of the Company are managed by the Board. To assist it in carrying out its duties, the Board has delegated certain authority to two committees. The Board held two meetings in 1997. Each member of the Board, other than Mr. Moreira and Mr. Rosenthal (who resigned in June 1998) attended at least 75% of the aggregate meetings of the Board and the committees of the Board of which he was a member during 1997.

COMMITTEES OF THE BOARD

         During 1997, the standing committees of the Board included an Audit Committee and a Compensation Committee (as hereinafter defined). The Board does not have a nominating committee or any committee performing similar functions, and all matters which would be considered by such a committee are acted upon by the full Board. The Company's Amended and Restated By-laws contain an advance notice procedure with regard to the nomination, other than by or at the discretion of the Board, of candidates for election as directors and with regard to certain matters to be brought before the annual meeting of stockholders. In general, notice must be received by the Company not less than 60 days nor more than 90 days prior to the meeting, except in the event that less than 70 days' notice or public disclosure of the date of the meeting is given or made to stockholders in which event such notice must be received no later than the close of business on the tenth day following the day on which notice is given or disclosure is made, whichever first occurs, and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and certain specified information concerning the stockholder submitting the proposal. The foregoing is only a brief summary of the detailed provisions of the Company's Amended and Restated By-laws and is qualified by reference to the text thereof. See "Submission of Stockholder Proposals."

         During 1997, the  Audit Committee, consisting of Douglas M. Karp, David
E. Libowitz and Jose Augusto Pinto Moreira, held one meeting. David E. Libowitz resigned as a director of the Company in June 1998 and his board position was filled by Gary D. Nusbaum. The Audit Committee recommends to the Board the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent accountants.

         During 1997, the Compensation Committee, consisting of Douglas M. Karp, David E. Libowitz and Jose Augusto Pinto Moreira, held one meeting. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees and officers of the Company and administers the Stock Option Plan (as hereinafter defined). In addition, the Compensation Committee considers proposals with respect to the creation of and changes to executive compensation plans and reviews appropriate criteria for establishing performance targets.

COMPENSATION OF DIRECTORS

         Independent directors are eligible to receive an annual fee of $10,000, a meeting fee of $1,000 for every meeting of the Board attended and each committee meeting held separately and a $500 fee for each meeting of the Board and each committee meeting participated in by telephone. All directors are reimbursed for out-of-pocket expenses. Under the Stock Option Plan, the Company may, from time to time and in the sole discretion of the Board, grant options to directors who are not members of the Compensation Committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to, any person acting as the Company's Chief Executive Officer during 1997, regardless of the amount of compensation paid, and the other most highly compensated executive officers of the Company during 1997 whose aggregate cash and cash equivalent compensation exceeded $100,000 (collectively, the "Named Executive Officers").

                                          SUMMARY COMPENSATION TABLE
                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                              ANNUAL COMPENSATION
                                          -------------------------------------   ------------
                                                                      OTHER         SECURITIES
                                                                      ANNUAL        UNDERLYING        ALL OTHER
  NAME AND POSITION          YEAR      SALARY ($)   BONUS ($)(1)   COMPENSATION     OPTIONS (#)   COMPENSATION ($)(2)
  -----------------          ----      ----------   ------------   ------------     -----------   -------------------

Hermano Studart
   Lins de Albuquerque,.....  1997   $143,750      $150,000           $-0-           100,000          $6,250
   Chief Executive Officer    1996    113,979       200,000            -0-           110,000           6,250
                              1995     98,463       111,500            -0-            49,788(3)
Carlos Andre Studart
   Lins de Albuquerque,.....  1997    143,750       150,000            -0-           100,000           6,250
   President and              1996    113,979       200,000            -0-           110,000           6,250
   Chief Operating Officer    1995     98,463       111,500            -0-            49,788(3)         --
Alvaro J. Aguirre,..........  1997    143,750       150,000            -0-           100,000           6,250
   Chief Financial Officer(4) 1996     62,499       200,000(5)         -0-           110,000           6,250

-------------------

(1) Includes non-cash bonus payments made to the Named Executive Officers in the form of Common Stock in the amounts of (i) for 1997, $25,000 to each Named Executive Officer and (ii) for 1996, $123,333 to Messrs. Hermano Lins and Carlos Andre Lins and $25,000 to Mr. Aguirre.

(2)  Represents Company paid life insurance premiums.

(3) These options were exercised by Messrs. Hermano Lins and Carlos Andre Lins in 1995.

(4)  Mr. Aguirre joined the Company in June 1996.

(5)  Includes a special one-time sign-on bonus in the amount of $50,000.

EMPLOYMENT AGREEMENTS

         The Company and ITSA-Intercontinental Telecomunicacoes Ltda. ("ITSA") have entered into employment agreements with each of Messrs. Hermano Lins and Carlos Andre Lins, pursuant to which Mr. Hermano Lins serves full time as Chief Executive Officer of the Company, Mr. Carlos Andre Lins serves full time as President and Chief Operating Officer of the Company, and each has agreed to serve in comparable executive positions at ITSA. The minimum annual base salary under such agreements for each of Messrs. Lins is $125,000. Such salaries are reviewed at least annually by the Board and may be increased but not decreased. In addition, each of Messrs. Lins is eligible to receive an annual bonus, payable by ITSA, in amounts to be determined by the Board taking into consideration, among other things, the financial and operating performance of the Company. Pursuant to each of Messrs. Lins's employment agreements, if the Company terminates the executive's employment either without "cause" (as defined therein) or because of the death of the executive, ITSA is required to pay the executive any unpaid base salary accrued through the date of termination, plus an amount equal to an additional 12 months' base salary. Although Brazilian law does not permit employment agreements of this type to be for a fixed term, each agreement does include a non-competition provision and a prohibition on the solicitation of clients and employees.

         The Company has also  entered  into an  employment  agreement  with Mr.
Aguirre, pursuant to which Mr. Aguirre serves full time as Chief Financial Officer of the Company until December 31, 1998, unless terminated earlier in accordance with the terms of such agreement. The minimum annual base salary under such agreement is $125,000. Such salary is reviewed at least annually by the Board and may be increased but not decreased. In addition, Mr. Aguirre is eligible to receive an annual bonus in amounts determined by the Board, taking into consideration, among other things, the financial and operating performance of the Company. Pursuant to Mr. Aguirre's employment agreement, if the Company terminates Mr. Aguirre's employment because of the death or disability of Mr. Aguirre, the Company is required to pay Mr. Aguirre or his estate any unpaid base salary accrued through the date of termination, plus an amount equal to an additional 12 months' base salary. If the Company terminates Mr. Aguirre without "cause" (as defined therein), the Company is required to pay Mr. Aguirre any unpaid base salary accrued through the date of termination, plus an amount equal to the unpaid base salary for the balance of the term and the pro rata portion of any agreed upon annual bonus. The agreement includes a non-competition provision and a prohibition on the solicitation of clients and employees. Mr. Aguirre has informed the Company that he does not intend to renew his employment contract and will resign from his position as Chief Financial Officer and from his board seat on or prior to December 31, 1998.


STOCK OPTIONS

STOCK OPTION PLAN

         On July 18, 1996, the Board adopted and the stockholders of the Company approved the Stock Option Plan (which plan, as subsequently amended in June 1997, is hereinafter referred to as the "Stock Option Plan"), which provides for the grant to officers, key employees and consultants of the Company of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for U.S. federal income tax purposes. The total number of shares of Common Stock for which options may currently be granted pursuant to the Stock Option Plan is 936,432, subject to certain adjustments reflecting changes in the Company's capitalization. In addition, no employee may receive options for more than 200,000 shares of Common Stock in the aggregate in any fiscal year. The Stock Option Plan is administered by the Compensation
Committee. The Compensation Committee determines, among other things, which officers, employees and consultants receive options under the plan, the time when options are granted, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the time or times when the options become exercisable, and, subject to certain conditions discussed below, the option price and duration of the options. Members of the Compensation Committee are not eligible to receive options under the Stock Option Plan.

         The exercise price for incentive stock options is determined by the Compensation Committee, but may not be less than the fair market value on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Stock Option Plan who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant.

         The exercise price of non-qualified stock options is determined by the Compensation Committee on the date of grant, but may not be less than the par value of the Common Stock on the date of grant, and the term of such option may not exceed ten years from the date of grant.

         Payment of the option price may be made by certified or bank cashier's check, by tender of shares of Common Stock then owned by the optionee or by any other means acceptable to the Company. Options granted pursuant to the Stock Option Plan are not transferrable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the options are exercisable only by the optionee.

         The Board has the right at any time and from time to time to amend or modify the Stock Option Plan, without the consent of the Company's stockholders or optionees; provided that no such action may adversely affect options previously granted without the optionee's consent, and provided further that no such action, without the approval of the stockholders of the Company, may increase the total number of shares of Common Stock which may be purchased pursuant to options granted under the plan, expand the class of persons eligible to receive grants of options under the plan, decrease the minimum option price, extend the maximum term of options granted under the plan or extend the term of the plan. The expiration date of the Stock Option Plan after which no option may be granted thereunder is 2006.

     For a description of the terms of the proposed amended Stock Option Plan, see Proposal No. 2.


STOCK OPTION GRANTS

         The following table sets forth information regarding grants of options to purchase Common Stock during the fiscal year ended December 31, 1997 to each of the Named Executive Officers. No stock appreciation rights were granted during 1997.


                                             OPTION GRANTS IN 1997



                                                INDIVIDUAL GRANTS
                                  --------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                    NUMBER OF       PERCENT OF                                   AT ASSUMED ANNUAL
                                    SECURITIES    TOTAL OPTIONS                                RATES OF STOCK PRICE
                                   UNDERLYING      GRANTED TO      EXERCISE                      APPRECIATION FOR
                                     OPTIONS      EMPLOYEES IN     PRICE        EXPIRATION        OPTION TERM (4)
NAME                              GRANTED (#)(1)     1997(2)      ($/SHARE)(3)    DATE        -----------------------
----                              --------------  ------------    -----------   -----------        (5%)       (10%)
                                                                                                ----------  ---------
Hermano Studart Lins de
   Albuquerque..................     50,000         10.3%          $6.00        10/31/07         $188,669   $478,123
                                     50,000         10.3            5.626       12/26/07          176,877    448,240
Carlos Andre Studart Lins
   de Albuquerque...............     50,000         10.3            6.00        10/31/07          188,669    478,123
                                     50,000         10.3            5.626       12/26/07          176,877    448,240

Alvaro J. Aguirre...............     50,000         10.3            6.00        10/31/07          188,669    478,123
                                     50,000         10.3            5.626       12/26/07          176,877    448,240

-----------

(1) These options vest and become fully exercisable as to 20% on the first anniversary of the date of grant and as to an additional 20% on each anniversary thereafter until all such options are fully vested and exercisable.


(2) The Company granted options to purchase a total of 483,500 shares of Common Stock in 1997.


(3) Each of the Company's stock options were granted at or above the fair market value on the date of grant. The fair market value of the Common Stock on December 31, 1997 was $5.750 per share.


(4) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the underlying Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.


YEAR-END VALUE TABLE

         The following table sets forth information regarding the number and year end value of unexercised options held at December 31, 1997, by each of the Named Executive Officers during fiscal 1997. No stock appreciation rights were exercised by the Named Executive Officers during fiscal 1997.

                            FISCAL 1997 OPTION VALUES

                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED              "IN-THE-MONEY" (1)
                                                 OPTIONS AT FISCAL                OPTIONS AT FISCAL
                                                   YEAR-END (#)                      YEAR-END ($)
NAME                                         EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                                         -------------------------        -------------------------
Hermano Studart Lins
   de Albuquerque........................         22,000/188,000                      $0/$6,250
Carlos Andre Studart Lins
   de Albuquerque........................         22,000/188,000                       0/6,250
Alvaro J. Aguirre........................         22,000/188,000                       0/6,250

------------

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $5.750 per share, the fair market value of the Common Stock issuable upon exercise of options at December 31, 1997, and the exercise price of the option, multiplied by the applicable number of options.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the members of the Compensation Committee were Messrs. Karp, Libowitz and Moreira. Mr. Karp is the Chairman of the Board, a position which was an officer position of the Company until December 1996. Mr. Karp is a general partner of Warburg, Pincus & Co., a New York general partnership ("WP") which is the sole general partner of Warburg, Pincus Investors, L.P. ("Warburg, Pincus"). Mr. Moreira is the Executive Vice President of Finance and Administration of Abril S.A. Mr. Libowitz, who resigned as a director June 1998, is a general partner of WP.


                        BOARD AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICY

     The Company's compensation program is designed to attract, motivate, reward and retain executive personnel capable of making significant contributions to the long-term success of the Company. During 1997, the Company's compensation program consisted of base salary, an annual incentive bonus (paid in a combination of shares of Common Stock and cash) and stock option grants. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his basic duties. The purpose of annual incentive bonuses is to provide rewards for favorable performance and achievement of intermediate-term objectives while the purpose of stock option grants is to provide incentives and rewards for long-term performance and to motivate long-term strategic planning.

     BASE SALARY. Base salaries for the Company's executive officers are set annually subject to certain minimum requirements established under the executives' employment agreement. See "Executive Compensation -Employment Agreements." During 1997, the Company did not employ a formula approach that links cash compensation to corporate performance nor did it utilize any formal survey or other compilation of empirical data on executive compensation paid by other companies. Instead, executive compensation was determined based on a number of subjective factors, including individual responsibilities, performance, contribution and experience, as well as the Company's performance as compared with the prior year and general economic factors. The base salary of $143,750 paid to the Company's Chief Executive Officer in 1997 was contractually based.

         INCENTIVE BONUSES. The Company's executive officers and certain other management personnel are eligible to receive annual incentive bonuses which are linked to the financial and operating performance of the Company and the individual's performance. Based on the actual performance of the Company and the Chief Executive Officer during 1997, the Chief Executive Officer received a $150,000 bonus in 1997, $25,000 of which was paid in shares of Common Stock and $125,000 of which was paid in cash. Such bonus payment was determined based on a number of factors, including the Chief Executive Officer's management of the Company during the past year, a period of economic instability in Brazil.

         STOCK OPTIONS. The Company's compensation program also utilizes stock option awards, which are intended to provide an additional incentive to increase stockholder value. All stock option awards are granted with an exercise price equal to 100% of fair market value of the Common Stock on the date of grant and vest at a rate of 20% annually. Currently, no specific formula is used to determine option awards to employees but instead awards are based on a subjective evaluation of each individual's overall past and expected future contribution to the Company. During 1997, the Chief Executive Officer received two grants of stock options each in the amount of 50,000 shares.

SECTION 162(M) OF THE CODE

         In connection with making decisions with respect to executive compensation, the Board and Compensation Committee have taken into account, as one of the factors which they consider, the provisions of Section 162(m) of the Code, which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers.

         Respectfully submitted,

         Douglas M. Karp
         Jose Augusto Pinto Moreira
         David Libowitz


                              CERTAIN TRANSACTIONS

         In March 1996, the Company issued and sold 783,700 shares of Common Stock and warrants to purchase an additional 567,952 shares of Common Stock (after giving effect to a restructuring (the "Restructuring")) to Warburg, Pincus for approximately $5.1 million, and issued and sold 287,664 shares of Common Stock and warrants to purchase an additional 208,372 shares of Common Stock (after giving effect to the Restructuring) to Tevecap S.A. ("Tevecap") for approximately $1.9 million. Such warrants had an exercise price of $6.52 per share. The warrants were exercisable for cash, the cancellation of indebtedness or on a cashless exercise basis. In September 1997, Warburg, Pincus exercised its warrants for cash and Tevecap exercised its warrants on a cashless exercise basis. The warrants held by Tevecap were converted into shares of Common Stock based on the difference between the exercise price of $6.52 per share and $8.25, the average closing price of the Common Stock on the Nasdaq National Market during the five trading days preceding the date of exercise.

         From time to time during January 1994 to March 1996, Tevecap and certain of its affiliates made short-term loans to the Company for working capital purposes. During this period, the maximum amount outstanding pursuant to such loans was approximately $6.4 million. During April 1996, the Company resumed borrowing from Tevecap and its affiliates for working capital purposes, all of which borrowings were repaid with the proceeds from the Company's initial public offering with the exception of $200,000 which was due in each of February 1997 and 1998, each of which has been repaid in full.

         In July 1994, the Company, Tevecap and certain other parties thereto entered into an agreement pursuant to which Tevecap agreed to provide programming exclusively to the Company in certain areas (the "Programming Agreement"). In June 1996, the Programming Agreement was amended and restated effective August 2, 1996. In the years ended December 31, 1995, 1996 and 1997, TVA Sistema de Televisao, S.A. and its affiliates' revenues from the Company aggregated approximately $1.3 million, $6.7 million and $10.4 million, respectively, net of discounts on programming fees compared to list prices. No discounts were received in 1996 or 1997 and no such discounts are expected in the future. Through September 1997, the Company purchased from Tevecap a program guide which it distributed to its subscribers monthly. In October 1997, the Company discontinued purchasing the programming guide produced by Tevecap and began producing and distributing its own programming guide. Amounts paid to Tevecap in 1995, 1996 and 1997 were $113,000, $750,000 and $679,000, respectively.

         In late 1994, TV Filme Servicos de Telecomunicacoes Ltda. ("TV Filme Servicos") purchased licenses to operate the Company's wireless cable systems in Goiania and Belem from an affiliate of TVA Sistema de Televisao, S.A. for a purchase price of $400,000 each. The Company believes such prices were below fair market value. Such purchase prices were payable in equal annual installments of $100,000 per license, due in February of each of the years 1995, 1996, 1997 and 1998. No amounts remain outstanding.

         In connection with the Company's initial public offering, the Company entered into the Restructuring pursuant to which all of the preferred stock of ITSA was converted into common stock of ITSA and each share of common stock of ITSA was exchanged for 1,844 shares of Common Stock of the Company. Pursuant to the Restructuring: (i) 51% of the voting stock of TV Filme Servicos was transferred to TVTEL Ltda., an entity all the stock of which is owned by certain stockholders of the Company who are Brazilian nationals, including certain directors and executive offices of the Company (namely Tevecap, Mrs. Maria Nise Lins, Messrs. Hermano Lins and Carlos Andre Lins and Ms. Maria Veronica Lins), with ITSA retaining 49% of the voting stock and 83% of the economic interests in TV Filme Servicos; (ii) the operating assets of the wireless cable systems of Brasilia were transferred from TV Filme Servicos to TV Filme Brasilia Servicos de Telecomunicacoes Ltda.; and (iii) TV Filme Servicos entered into various agreements with ITSA and its subsidiaries pursuant to which, among other things, TV Filme Servicos has authorized ITSA to operate the existing wireless cable systems under its current licenses. The Company has a representative on the executive management team of TV Filme Servicos and any sale or transfer of any current or future license held by TV Filme Servicos is prohibited. ITSA entered into various agreements with TV Filme Servicos which authorize ITSA's subsidiaries to operate the existing wireless cable systems under its current licenses and all other pay television systems under future licenses. As of November 1997, the licenses to operate the existing wireless cable systems were transferred from TV Filme Servicos to the respective operating companies, TV Filme Brasilia Servicos de Telecomunicacoes Ltda., TV Filme Goiania Servicos de Telecomunicacoes Ltda. and TV Filme Belem Servicos de Telecomunicacoes Ltda.

         The Company believes that the above transactions were or are on terms no less favorable to the Company than could have been obtained in transactions with independent third parties. All future transactions between the Company and its officers, directors, principal stockholders or their respective affiliates, will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 21, 1998, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.

                                                                        AMOUNT AND NATURE OF     PERCENTAGE
                                                                             BENEFICIAL              OF
         NAME AND ADDRESS (1)                                              OWNERSHIP (2)          CLASS (2)
         --------------------                                            ------------------     -------------

Warburg, Pincus Investors, L.P.
   466 Lexington Avenue
   New York, New York 10017(3)..................................            4,937,008              45.6%
Tevecap S.A.
   Rua do Rocio, 313
   Suite 101
   Sao Paulo, Brazil............................................            1,500,455              13.9
Maria Nise Studart Lins de Albuquerque..........................            1,069,520               9.9
Hermano Studart Lins de Albuquerque(4)..........................              313,134               2.9
Carlos Andre Studart Lins de Albuquerque(4).....................              313,134               2.9
Douglas M. Karp(5)..............................................            4,937,008              45.6
Jose Augusto Pinto Moreira(6)...................................            1,500,455              13.9
Douglas Duran(6)................................................            1,500,455              13.9
Gary D. Nusbaum(5)..............................................            4,937,008              45.6
Alvaro J. Aguirre(4)............................................               53,294               *
All executive officers and directors
  as a group (7 persons)........................................            7,117,025              65.0%

--------------
*    Less than 1%.

(1) Unless otherwise indicated above or in footnote 5 below, the address for each stockholder identified above is TV Filme, Inc. c/o ITSA-Intercontinental Telecomunicacoes Ltda., SCS, Quadra 07-Bl.A, Ed. Executive Tower, Sala 601, 70.300-911 Brasilia-DF, Brazil.

(2) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of August 21, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3) E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("E.M. Warburg"), manages Warburg, Pincus. WP, the sole general partner of Warburg, Pincus, has a 20% interest in the profits of Warburg, Pincus. Lionel I. Pincus is the managing partner of WP and the managing member of E.M. Warburg and may be deemed to control both WP and E.M. Warburg. The members of E.M. Warburg are substantially the same as the partners of WP.

(4) Includes the following number of shares of Common Stock which the Named Executive Officers have the right to acquire through the exercise of options within 60 days of August 21, 1998: Mr. Hermano Lins, 44,000; Mr. Carlos Andre Lins, 44,000; and Mr. Aguirre, 44,000.

(5) All of the shares indicated as owned by Messrs. Karp and Nusbaum are owned directly by Warburg, Pincus and are included because of their affiliation with Warburg, Pincus. Mr. Karp, the Chairman of the Board of the Company, and Mr. Nusbaum, a Director of the Company, are Managing Directors and members of E.M. Warburg and General Partners of WP. As such, Messrs. Karp and Nusbaum may be deemed to have an indirect pecuniary interest, within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in an indeterminate portion of the shares of Common Stock beneficially owned by Warburg, Pincus and WP. Messrs. Karp and Nusbaum disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. The address of Messrs. Karp and Nusbaum is c/o E.M. Warburg, Pincus & Co., LLC, 466 Lexington Avenue, New York, New York 10017.

(6) All of the shares indicated as owned by Messrs. Moreira and Duran are owned directly by Tevecap and are included because of Messrs. Moreira's and Duran's affiliations with Tevecap. Messrs. Moreira and Duran disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following graph shows a comparison of cumulative total returns on the Common Stock against the cumulative total returns for The Nasdaq Stock Market - U.S. and Foreign Index and The Nasdaq Telecommunications Index. The graph assumes an investment of $100 on July 30, 1996 (the date the Common Stock began trading on The Nasdaq National Market) in the Common Stock, The Nasdaq Stock Market - U.S. and Foreign Index and The Nasdaq Telecommunications Index. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.






                               [PERFORMANCE GRAPH]


                                          Monthly Cumulative Total Values($)
                     ---------------------------------------------------------------------------------
                                                    The Nasdaq
                                              Stock Market - U.S. and              The Nasdaq
Month-End               The Company              Foreign Index               Telecommunications Index
----------------        -----------          ------------------------        -------------------------

July 1996                    113                     101                              102
August 1996                  139                     107                              106
September 1996               138                     115                              110
October 1996                 150                     113                              105
November 1996                138                     120                              107
December 1996                128                     120                              110
January 1997                 125                     129                              112
February 1997                113                     122                              109
March 1997                   124                     114                              102
April 1997                   111                     117                              106
May 1997                      98                     131                              119
June 1997                    104                     135                              128
July 1997                     99                     149                              136
August 1997                   86                     148                              132
September 1997                79                     158                              149
October 1997                  60                     149                              153
November 1997                 45                     149                              154
December 1997                 58                     150                              162


              PROPOSAL 2 - PROPOSED AMENDMENT TO STOCK OPTION PLAN

         The Board has amended the Stock Option Plan, subject to approval of the stockholders, to provide for an additional 800,000 shares of Common Stock which may be issued thereunder upon exercise of stock options. Prior to this amendment, the Stock Option Plan provided for the issuance of 936,432 shares to participants, of which 35,932 remain available for grants as of August 21, 1998. The Board deems it advisable to increase the number of available shares of Common Stock so as to provide for future grants to Company employees.

         The following summary of the plan, as proposed to be amended, is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Annex A.

         1. ADMINISTRATION. The plan is administered by the Compensation Committee, which must consist of not less than two non-employee director members. Subject to the provisions of the plan, the Compensation Committee has sole authority in its absolute discretion to (i) select eligible participants, authorize the granting of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code, or options that are not intended to so qualify ("Nonstatutory Stock Options"), (ii) determine (subject to the terms of the plan) the terms and timing of grants, (iii) adopt, amend and rescind rules and regulations relating to the plan, and (iv) generally interpret and administer the plan.

         2. PARTICIPANTS. Subject to the terms of the plan, all officers, key employees and consultants of the Company or a subsidiary of the Company (excluding any person who is a member of the Compensation Committee) are eligible to receive grants under the plan. Currently, there are approximately 40 participants in the plan.

         3. AWARDS. Options granted under the plan may be either Incentive Stock Options or Nonstatutory Stock Options. Options may be granted to participants in such number, at such times, and subject to such terms and conditions as the Compensation Committee may determine, except that: (i) the option price of an Incentive Stock Option must be at least equal to the greater of (a) the fair market value of the Common Stock on the date of grant, or (b) the par value of the Common Stock; (ii) the option price of a Nonstatutory Stock Option must be at least equal to the par value of the Common Stock; (iii) no option may be exercised more than ten years after the date of grant. With respect to each option granted under the plan, the Compensation Committee may determine and reflect in the option agreement such other terms, provisions and conditions consistent with the plan as may be determined by the Compensation Committee, including, without limitation, provisions to assist the participant in financing the purchase of the Common Stock through the exercise of options and provisions for the forfeiture of, or restrictions on, resale or other disposition of shares of Common Stock acquired under the plan.

         Payment for the shares of Common Stock purchased upon exercise of an option must be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means (including, without limitation, tender of shares of Common Stock then owned by the participant) acceptable to the Company. A participant will have no rights as a stockholder with respect to any share of Common Stock covered by an option until the participant becomes a holder of record of such share, and will not be entitled to any dividends or distributions or other rights in respect of such share, for which the record date is prior to the date on which the participant becomes the holder of record thereof.

         Each option issued to a participant will be exercisable in accordance with its terms so long as the participant is an employee of the Company or its subsidiaries. In addition, to the extent then exercisable, options will be exercisable by a participant for a period of thirty (30) days after termination of employment or consulting relationship or such longer period of time as may be permitted by the Code (but in no event later than the expiration date of the option). Options will vest in accordance with the schedule established by the Compensation Committee at the time of grant and will not be exercisable until vested.

         4. TERMINATION AND AMENDMENTS. The Company expects the plan to continue until July 25, 2006. However, the Board, subject to certain plan provisions, may, at any time and from time to time, amend the plan without any further approval of the stockholders of the Company or the participants under the plan, PROVIDED, HOWEVER, that no such action may adversely affect options theretofore granted under the plan without the optionee's consent. Notwithstanding the foregoing, the Board may not amend the plan without the approval of the Company's stockholders to: (i) increase the total number of shares of Common Stock which may be purchased pursuant to options granted under the plan (except as provided therein); (ii) expand the class of officers, employees or consultants eligible to receive options under the plan; (iii) decrease the minimum option price; (iv) extend the maximum term of options granted under the plan; or (v) extend the term of the plan.

         5. TRANSFERABILITY. Except for a transfer of options to Brazilian corporations where any such corporation is wholly-owned by a participant, no option may be transferred except by will or the laws of descent and distribution. During the participant's lifetime, options may be exercised only by the participant.

         6. CONSIDERATION. The consideration to be received by the Company for the granting of options is the continued employment of participants. Consideration for the issuance of shares of Common Stock under the plan will consist of the payment of the option price upon exercise of an option.

         7. TAX CONSEQUENCES. The grant of an option will have no immediate tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an Incentive Stock Option (except that an alternative minimum tax may apply), and the Company will not receive a deduction when an Incentive Stock Option is exercised. If the participant does not dispose of the shares of Common Stock acquired on exercise of an Incentive Stock Option within the two-year period beginning on the day after the grant of the Incentive Stock Option or within one year after the transfer of such shares to the participant, the gain or loss on a subsequent sale will be a capital gain or loss to the participant. The Company would not be entitled to any deduction in such event. If the participant disposes of the shares within the two-year or one-year period described above, the participant generally will realize ordinary income and the Company will be entitled to a corresponding deduction. Upon exercising a Nonstatutory Stock Option, the participant must recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, unless the shares of Common Stock received are subject to certain restrictions. The Company is entitled to a deduction for the same amount as of the exercise date (or the date the restrictions lapse).

         Awards granted under the plan that are settled in cash or shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received. Awards granted under the plan that are settled in shares of Common Stock that are subject to restrictions as to transferability or subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the fair market value of the shares received at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier.

         The Company will receive a deduction for the amount recognized as income by the participant, subject to the provisions of Section 162(m) of the Code, which provides for a possible denial of a tax deduction to the Company for compensation for certain key executive officers in excess of $1.0 million in any year.

         The tax treatment upon disposition of shares of Common Stock acquired under the plan will depend on how long the shares have been held. In the case of shares of Common Stock acquired through exercise of an option, the tax treatment will also depend on whether or not the shares were acquired by exercising an Incentive Stock Option. There will be no tax consequences to the Company upon disposition of shares of Common Stock acquired under the plan, except that the Company may receive a deduction in the case of disposition of shares acquired under an Incentive Stock Option before the applicable holding period has been satisfied.

     8. OTHER INFORMATION. The closing price of the Common Stock on August 19, 1998 was $2-5/8.


THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.


PROPOSAL 3 - RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board desires to obtain stockholder ratification of the resolution appointing Ernst & Young Auditores Independentes S.C., as independent accountants for the Company for fiscal year 1998. Ernst & Young Auditores Independentes S.C. served as the Company's auditors for the fiscal year ended December 31, 1997.

         If the appointment of Ernst & Young Auditores Independentes S.C. is not ratified, the adverse vote will be considered as an indication to the Board that it should select other independent accountants for the following fiscal year. Given the difficulty and expense of making any substitution of accountants at this point in the fiscal year, it is contemplated that the appointment for fiscal year 1998 will be permitted to stand unless the Board finds other good reason for making a change.

         A representative of Ernst & Young Auditores Independentes S.C. will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.


THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AUDITORES INDEPENDENTES S.C. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1998.

                              COSTS OF SOLICITATION

         The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or by regular employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board knows of no other matters which will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and The Nasdaq National Market. Directors, certain officers and greater than 10% stockholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1997.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for inclusion in the Proxy Statement to be issued in connection with the Company's 1999 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, TV Filme, Inc., c/o John Capetta, Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Blvd., Stamford, CT. 06901 and must be received by the Corporate Secretary on or before April 7, 1999. In addition, stockholder proposals for presentation at the 1999 Annual Meeting must be received in accordance with the Company's advance notice provisions. See "General Information Relating to the Board of Directors -- Committees of the Board."


                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-K is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report on Form 10-K may obtain one, without charge, by writing or calling James P. Prenetta of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, telephone (212) 808-7537.

                                 By Order of the Board of Directors,


                                 /s/ Hermano Studart Lins de Albuquerque


                                  Hermano Studart Lins de Albuquerque
                                  SECRETARY
August 24, 1998

                                                                         ANNEX A

                                 TV FILME, INC.

                     AMENDED AND RESTATED STOCK OPTION PLAN
                     --------------------------------------


                                    ARTICLE I

                                     PURPOSE

     This TV Filme, Inc. Amended and Restated Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers, key employees and consultants of TV Filme, Inc. (the "Company") to provide them with a more direct stake in the Company's future welfare and to encourage them to continue to provide services to the Company.

     The term "Company," when used in the Plan with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     It is intended that certain options granted under the Plan will qualify as "incentive stock options" under Section 422 of the Code.

                                   ARTICLE II

                                 ADMINISTRATION

     The Plan shall be administered by the Company's Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") that shall consist solely of two or more non-employee director members within the meaning of the rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible officers, employees and consultants of the Company shall be granted options; (b) to authorize the granting of both incentive stock options and nonstatutory stock options; (c) to determine the times when options shall be granted and the number of shares to be optioned and the times when options shall be repurchased and the number of options to be repurchased; (d) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in ARTICLE V (or ARTICLE VII, if applicable); (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder (subject to the provisions of ARTICLE VI and, if applicable, ARTICLE VII); (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

                                   ARTICLE III

                                  COMMON STOCK

     The stock to be optioned under the Plan shall be authorized shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). Under the Plan, the total number of shares of Common Stock which may be issued pursuant to options granted hereunder shall not exceed, in the aggregate, 1,736,432 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof. The Company shall at all times reserve a sufficient number of shares of Common Stock for issuance pursuant to the Plan and any stock option agreements issued pursuant to the Plan.

     The number of shares of Common Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding, and the number of shares issued upon exercise of options under the Plan. In the event that any outstanding option under the Plan for any reason expires, is terminated or is cancelled prior to the end of the period during which options may be granted, the shares of Common Stock called for by the unexercised portion of such option may again be subject to an option grant under the Plan.

                                   ARTICLE IV

                           ELIGIBILITY OF PARTICIPANTS

     Subject to ARTICLE VII, in the case of incentive stock options, officers and key employees of the Company (excluding any person who is a member of the Committee) shall be eligible to receive options under the Plan. Options which are not incentive stock options may be granted to officers, key employees and consultants (excluding any person who is a member of the Committee); provided, however that no employee may receive options to purchase more than 200,000 shares of Common Stock in the aggregate in any fiscal year of the Company. For purposes of this Plan, an "employee" shall mean any person, including officers of the Company, employed by the Company or any subsidiary of the Company. Neither service as a director nor the payment of a director's fee by the Company shall be sufficient to constitute a person an "employee" of the Company.


                                    ARTICLE V

                                  OPTION PRICE

     In the case of each incentive stock option granted under the Plan, subject to ARTICLE VII, the option price shall be at least equal to the greater of (i) the fair market value of the Common Stock at the time the option was granted or
(ii) the par value of the Common Stock. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any national securities exchange (an "Exchange") on which the Common Stock may be listed and traded on the last business day prior to the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not listed on any Exchange but the Common Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, then the fair market value of the Common Stock shall be deemed to be the mean between the high and low price reported on the last business day prior to the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If the Common Stock is not quoted in the National Market System of NASDAQ on a last sale basis, but the Common Stock is otherwise quoted on NASDAQ, then the fair market value of the Common Stock shall be deemed to be the mean between the high and low bid prices on NASDAQ for the Common Stock on the last business day prior to the date the option is granted. If the Common Stock is not listed on an Exchange or quoted on NASDAQ, then the fair market value of the Common Stock shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. In no event shall the option price be less than the par value per share of Common Stock on the date an option is granted.

     In the case of each nonstatutory stock option granted under the Plan, the option price shall be such price as may be determined by the Committee in its sole discretion, provided that the option price shall be at least equal to the par value of the Common Stock.

                                   ARTICLE VI

                          EXERCISE AND TERMS OF OPTIONS

     If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

     Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE VII in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

                                   ARTICLE VII

                          SPECIAL PROVISIONS APPLICABLE
                         TO INCENTIVE STOCK OPTIONS ONLY

     To the extent the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which any incentive stock options granted under the Plan may be exercisable for the first time by the optionee in any calendar year (under the Plan or any other stock option plan of the Company), exceeds $100,000, such options shall not be considered incentive stock options, but shall be considered nonstatutory stock options for purposes of the Code. This Article VII shall be applied by taking options into account in the order in which they were granted.

     No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof unless such option (i) has an option price of at least 110 percent of the fair market value of the Common Stock on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

     Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Common Stock by exercising the incentive stock option.

                                  ARTICLE VIII

                               PAYMENT FOR SHARES

     Payment for shares of Common Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means (including, without limitation, tender of shares of Common Stock then owned by the optionee) acceptable to the Company. The Common Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation, if any, to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                   ARTICLE IX

                      NON-TRANSFERABILITY OF OPTION RIGHTS

     Except for the transfer of options to corporations where any such corporation is wholly-owned by an optionee, no option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him.

                                    ARTICLE X

                  ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option and the price per share of each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split, reverse stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

     In the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common stockholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Common Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                   ARTICLE XI

                        NO OBLIGATION TO EXERCISE OPTION

     Granting of an option shall impose no obligation on the recipient to exercise such option.

                                   ARTICLE XII

                                 USE OF PROCEEDS

     The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE XIII

                         RIGHTS AS A COMMON STOCKHOLDER

     An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                   ARTICLE XIV

                                EMPLOYMENT RIGHTS

     Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time.

                                   ARTICLE XV

                             COMPLIANCE WITH THE LAW

     The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Common Stock subject to options under the Plan which results from the inability of the Company to obtain or any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Common Stock of the Company either upon exercise of options under the Plan or upon a request for transfer of shares of Common Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

     Each option granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, quotation, registration or qualification of shares of Common Stock issuable upon exercise of options is required by any securities exchange, automated quotation service or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Common Stock, no shares of Common Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

                                   ARTICLE XVI

                   EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

     The original Plan has been effective since July 26, 1996, the date of approval by the stockholders of the Company in a manner which complied with both Rule 16b-3 under the Exchange Act and Section 422(b)(1) of the Code and the Treasury Regulations thereunder. The expiration date of the Plan, after which no option may be granted hereunder, is July 25, 2006.

                                  ARTICLE XVII

                       AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time, terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may: (a) increase the total number of shares of Common Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X; (b) expand the class of officers, employees or consultants eligible to receive options under the Plan; (c) decrease the minimum option price; (d) extend the maximum term of options granted hereunder; or (e) extend the term of the Plan.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Common Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Common Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions to assist the optionee in financing the purchase of Common Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, and provisions to comply with Federal and state securities laws and Federal, state and local income tax withholding requirements.

     (b) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Company's Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (d) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

     (e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

     (f) Each member of the Committee and each member of the Company's Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

     (g) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

     (h) The expenses of administering the Plan shall be borne by the Company.

     (i) Masculine pronouns and other words of masculine gender shall refer to both men and women.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                TV FILME, INC.

     The undersigned hereby appoints Hermano Studart Lins de Albuquerque and Carlos Andre Studart Lins de Albuquerque as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of TV Filme, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held October 1, 1998 or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If this Proxy is returned without direction being given, this Proxy will be voted FOR proposals 1, 2 and 3.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.    Please mark         ---
                                                                  your vote as       | X |
                                                                  indicated on        ---
                                                                  this example



 ITEM 1 - ELECTION OF DIRECTORS                                  ITEM 2 - APPROVE AN AMENDMENT TO THE
                               WITHHELD                                   COMPANY'S STOCK OPTION PLAN
                   FOR          FOR ALL                                   TO INCREASE THE NUMBER OF SHARES
                   ---          -------                                   AVAILABLE FOR FUTURE GRANT.

                   ---            ---
                  |   |          |   |                                       FOR   AGAINST     ABSTAIN
                   ---            ---
                                                                             ---     ---         ---
                                                                            |   |   |   |       |   |
                                                                             ---     ---         ---

                                                                 ITEM 3 - APPOINTMENT OF ERNST & YOUNG
                                                                          AUDITORES INDEPENDENTES S.C., AS
                                                                          INDEPENDENT ACCOUNTANTS


                                                                             FOR   AGAINST     ABSTAIN

                                                                             ---     ---         ---
                                                                            |   |   |   |       |   |
                                                                             ---     ---         ---

Nominees:
Carlos Andre Studart Lins de Albuquerque,
Douglas M. Karp and Douglas Duran

WITHHELD FOR: (Write each nominee's name in space provided below.)


--------------------------------------------


Signature______________________  Signature _____________________  Date__________

NOTE: Please sign as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustees or guardian, please give full title as such.

--------------------------------------------------------------------------------
                                      FOLD AND DETACH HERE